                                                          EXHIBIT 23.2



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Omega Worldwide, Inc. 1997 Stock Option and Restricted Stock Plan, as Amended and Restated and to the incorporation by reference therein of our report dated December 21, 1998, with respect to the consolidated financial statements of Omega Worldwide, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




/s/ Ernst & Young, LLP

Detroit, Michigan
January 5, 1999